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                                                                 EXHIBIT (a)(10)

          [TRANSCRIPT OF EMAIL TO ADAPTEC EMPLOYEES ON JUNE 19, 2001]

           HAVE YOU TURNED IN YOUR FORM FOR THE NEW GRANT PROGRAM????

    The deadline to submit your Letter of Transmittal to participate in the New Grant Program (i.e. "the option exchange program") is THIS THURSDAY, JUNE 21ST by 9:00 pm (California time). Your Letter must be RECEIVED by Stock Administration before the deadline. Note that there will not be any further reminders.

    - If you have submitted your Letter of Transmittal to Stock Administration and received a confirmation via e-mail stating that your Letter has been accepted, then CONGRATULATIONS! You are a participant in the New Grant Program.

    - If you have submitted your Letter of Transmittal to Stock Administration and have NOT received a confirmation that your Letter has been received, then Stock Administration has not received it. YOU WILL NEED TO FOLLOW UP WITH STOCK ADMINISTRATION AS SOON AS POSSIBLE. As the deadline is quickly approaching, I would recommend resubmitting your Letter of Transmittal either in person or via fax at (408) 957-6715. Remember, it is YOUR responsibility to ensure that your Letter is received by Stock Administration before the deadline.

    - If you have NOT submitted your Letter of Transmittal but wish to participate in the New Grant Program...hurry, hurry, hurry! YOU HAVE ONLY 3 DAYS LEFT BEFORE THE DEADLINE! As the deadline is quickly approaching, I would recommend submitting your Letter of Transmittal either in person or via fax at (408) 957-6715. Remember, it is YOUR responsibility to ensure that your Letter is received by Stock Administration before the deadline.

    - If you do not wish to participate in the New Grant Program, no action is required on your part. No stock options will be cancelled without a completed signed Letter of Transmittal from you.

It is important to remember that you must mark the boxes for the stock options that you wish to cancel. We have received some letters with only a signature and no boxes marked. Stock Administration was unable to accept these Letters and had to contact the individual to resubmit.

Should you have any questions or concerns, please contact Stock Administration at the numbers listed below.

***********************
Kelley P. Wall
Phone (408) 957-4536
***********************
Billie Alexander-Olson
Phone (408) 957-4936
***********************
Laura Mitre
Phone (408) 957-5624
***********************
Lillian Nguyen
Phone (408) 957-7919
***********************